UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2015

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Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)

(408) 830-9742
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The information in Item 2.02 of this Current Report, including the accompanying exhibits, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

On May 5, 2015, Alpha and Omega Semiconductor Limited (the “Company”) issued a press release regarding its financial results for its fiscal third quarter of 2015 ended March 31, 2015.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.  On the same day, the Company is holding an investor teleconference and webcast, which includes management’s prepared remarks regarding the financial results for the fiscal third quarter of 2015. The script of such prepared remarks is furnished herewith as Exhibit 99.2 and is incorporated by reference herein.

Item 8.01   Other Events.

On April 30, 2015, the Board of Directors of the Company approved an increase in the remaining available amount under the Company’s share repurchase program from approximately $17.8 million to $50.0 million (the “Program”).  The repurchases under the Program may be made from the open market pursuant to a pre-established Rule 10b5-1 trading plan or through privately negotiated transactions.  The amount and timing of any repurchases will depend on a number of factors, including but not limited to, the trading price, volume and availability of our common shares, applicable legal requirements, our business and financial conditions and general market environment.  There is no guarantee that any repurchases under the Program will be made or that such repurchases would enhance the value of our shares.

Item 9.01   Financial Statements and Exhibits.

      (d)   Exhibits.

99.1           Press Release dated May 5, 2015
99.2           Script of Management’s Prepared Remarks for Investor Teleconference and Webcast, dated May 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2015

Alpha and Omega Semiconductor Limited

By:	/s/ Yifan Liang
Name:	Yifan Liang
Title:	Chief Financial Officer and Corporate Secretary